Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 9,2024, relating to the consolidated financial statements of Cognyte Software Ltd. and subsidiaries (the “Company”) appearing in the Company’s Annual Report on Form 20-F for the year ended January 31, 2026.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A firm in the Deloitte Global Network

Tel Aviv, Israel

March 25, 2026